EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Vanguard Natural Resources, LLC
Houston, Texas

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-179050) and Form S-8 (Nos. 333-152448 and 333-190102) of Vanguard Natural Resources, LLC of our report dated April 4, 2014, relating to the statement of revenues and direct operating expenses of the properties acquired from an unnamed seller for the year ended December 31, 2013, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Houston, Texas
April 4, 2014